EXHIBIT 99

AT THE COMPANY: JASON K. RAZA CEO AND PRESIDENT (978) 686-6468	TOUCHSTONE SOFTWARE CORPORATION 1538 TURNPIKE STREET NORTH ANDOVER, MA 01845 TRADED: OTC BB: TSSW.OB

FOR IMMEDIATE RELEASE

TouchStone Software Corporation Announces Partnership with
GIGABYTE TECHNOLOGY CO., LTD.

NORTH ANDOVER, MASSACHUSETTS—November 13, 2007— TouchStone Software Corporation (OTC BB: TSSW) today announced that it has entered a strategic partnership with GIGABYTE TECHNOLOGY CO., LTD. GIGABYTE has agreed to license TouchStone Software’s device driver scan and update technology DriverAgentPRO for OEMs by embedding the web application across their worldwide websites.

“TouchStone Software’s DriverAgent web application provides GIGABYTE users the ability to easily identify and locate important device driver updates in one quick and simple process” said Richard Ma, executive vice president, GIGABYTE. “We believe DriverAgent will enhance the GIGABYTE user experience and continue GIGABYTE’s long history of offering leading edge customer support”.

This new relationship will enable Touchstone to establish a prominent position in the OEM marketplace.  “I expect increased web traffic as a result of this new relationship” stated Jason K. Raza, president and chief executive officer. “I am confident our new relationship with GIGABYTE will enable TouchStone to open new opportunities with other manufacturers in Taiwan and China”.

TouchStone’s DriverAgentPRO scan, search and update technology is constantly at work searching to locate, test and certifying device driver updates. With a database of more than 116,000 drivers, the DriverAgent’s resources are unmatched in the industry. DriverAgentPRO technology allows manufactures better management of technical support cost and access to new revenue opportunities.

GIGABYTE is one of the most well known IT brands in the industry and has become one of the world’s largest motherboard manufacturers and graphic accelerators. GIGABYTE has further expanded its product portfolio to include notebook and desktop PCs, mobile and handset devices.

For additional DriverAgentPRO information, please visit: http://www.touchstonesoftware.com/driveragentpro or contact TouchStone Software Corporation at 978-686-6468.

Disclosure Statements

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors including the ability of the company to successfully commercialize its new technologies as well as risk factors set forth under “Factors Affecting Future Operating Results” in the company’s annual report on Form 10-K and such other risks detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Forward-Looking Statements

The foregoing contains forward-looking statements which include those regarding expected operating results for the fourth quarter and remainder of 2007. Actual results could vary perhaps materially and the expected results may not occur. TouchStone Software may not achieve its planned revenue realization rates; succeed in its efforts to grow its business, build upon its technology leadership or capture market share, notwithstanding related commitment or related investment. The company may not benefit from its strategic alliances or partnerships as anticipated, customers may not respond as favorably as anticipated to the company’s product or technical support offerings, or the company may not satisfactorily anticipate or meet its customers’ needs or expectations. Actual results are also subject to a number of other factors, including macro and other economic conditions both in the U.S. and internationally. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in TouchStone Software’s filings with the SEC including its annual report on Form 10-K for the year ended December 31, 2006 and its quarterly reports filed on Form 10-Q.

About TouchStone Software Corporation

TouchStone Software Corporation is a leading developer of innovative software designed to help people use complex technologies. The company’s products, which include DriverAgent, RegistryWizard, Undelete-Plus, BIOSAgent and BIOSWizard, are distributed worldwide via the Internet. TouchStone’s corporate headquarters are located at 1538 Turnpike Street, North Andover, MA 01845. Additional information on the DriverAgent service is available at www.DriverAgent.com and a one year subscription is $29.95.  Additional information about RegistryWizard is available at www.RegistryWizard.com and a one year license in $29.95. Additional information about TouchStone Software is available at www.TouchStoneSoftware.com.

About GIGABYTE

GIGABYTE, headquartered in Taipei, Taiwan, is known as a global leading brand in the IT industry, with employees and business channels in almost every country. Founded in 1986, GIGABYTE started as a research and development team and has since taken the lead in the world’s motherboard market. On top of motherboards and graphics accelerators, GIGABYTE further expanded its product portfolio to include notebook and desktop PCs, digital home entertainment appliances, networking servers, communications, mobile and handheld devices, servicing every facet of people’s lives at home or business. Everyday GIGABYTE aims to “Upgrade Your Life” with the most innovative designs and impeccable quality and services. Visit www.gigabyte.com.tw for more information.

NOTE: TouchStone Software, eSupport, RegistryWizard and DriverAgent are registered trademarks or trademarks of TouchStone Software Corporation and/or its affiliates.